As filed with the Securities and Exchange Commission on May 9, 2022. Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_________________________
COHEN & STEERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	14-1904657 (IRS Employer Identification No.)

280 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)

_________________________

Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
(Full title of the plan)
_________________________

Francis C. Poli, Esq.
Executive Vice President and General Counsel
Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017
(Name and address of agent for service)

(212) 832-3232
(Telephone number, including area code, of agent for service)

___________________________________
With copies to:

Joshua Ford Bonnie, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
___________________________________

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

		Smaller reporting company	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed to register additional securities of the same class registered under the registrant’s effective (i) Registration Statement on Form S-8, File No. 333-118972, filed by the registrant with the Securities and Exchange Commission (the “SEC”) on September 14, 2004, (ii) Registration Statement on Form S-8, File No. 333-161228, filed by the registrant with the SEC on August 10, 2009, (iii) Registration Statement on Form S-8, File No. 333-195282, filed by the registrant with the SEC on April 15, 2014, and (iv) Registration Statement on Form S-8, File No. 333-218379, filed by the registrant with the SEC on May 31, 2017 (together, the “Earlier Registration Statements”). Except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” the contents of the Earlier Registration Statements are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.

    Brian W. Heller, Senior Vice President, Corporate Counsel and Assistant Secretary of the registrant, has rendered an opinion to the effect that, under applicable state law, the common stock to which this registration statement relates will, when issued, be validly issued, fully paid and nonassessable. Mr. Heller beneficially owns, or has the right to acquire, an aggregate of less than one percent (1%) of the registrant’s common stock.

Item 8. Exhibits.

    The following exhibits are filed or incorporated by reference as part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan *

5.1	Opinion of Brian W. Heller, Esq., Senior Vice President, Corporate Counsel and Assistant Secretary of the registrant, as to the legality of the securities being registered (filed herewith)

23.1	Consent of Brian W. Heller, Esq., Senior Vice President, Corporate Counsel and Assistant Secretary of the registrant (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney (included in the signature page to this registration statement)

107.1	Filing Fee Table (filed herewith)

* Incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K (Commission File No. 001-32236) as filed with the Securities and Exchange Commission on May 9, 2022.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2022.

COHEN & STEERS, INC.

By:	/s/ Joseph M. Harvey
Name: Joseph M. Harvey
Title: Chief Executive Officer, President and Director

POWER OF ATTORNEY
    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Francis C. Poli and Brian W. Heller and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, to sign any and all amendments or supplements to the registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Cohen	Chairman and Director	May 9, 2022
Martin Cohen

/s/ Robert H. Steers	Executive Chairman and Director	May 9, 2022
Robert H. Steers

/s/ Joseph M. Harvey	Chief Executive Officer, President and Director	May 9, 2022
Joseph M. Harvey	(Principal Executive Officer)

/s/ Peter L. Rhein	Director	May 9, 2022
Peter L. Rhein

/s/ Richard P. Simon	Director	May 9, 2022
Richard P. Simon

/s/ Edmond D. Villani	Director	May 9, 2022
Edmond D. Villani

/s/ Frank T. Connor	Director	May 9, 2022
Frank T. Connor

/s/ Reena Aggarwal	Director	May 9, 2022
Reena Aggarwal

/s/ Dasha Smith	Director	May 9, 2022
Dasha Smith

/s/ Matthew S. Stadler	Executive Vice President and Chief Financial Officer	May 9, 2022
Matthew S. Stadler	(Principal Financial Officer)

/s/ Elena Dulik	Senior Vice President and Chief Accounting Officer	May 9, 2022
Elena Dulik	(Principal Accounting Officer)